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                               EXHIBIT 99.4

                              REVOCABLE PROXY

                         Pinnacle Banc Group, Inc.
                      Special Meeting of Stockholders

     The undersigned hereby appoints William J. Finn and James L. Greene, or either or both of them, of Pinnacle Banc Group, Inc. ("Pinnacle"), with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Pinnacle that the undersigned is entitled to vote at Pinnacle's Special Meeting of Stockholders (the "Meeting"), to be held on August 10, 1999, at
The Drake Oak Brook Office Plaza, located at 2215 York Road, Oak
Brook, Illinois, at 10 a.m., local time, and any and all adjournments and postponements thereof, as follows:

          The approval and adoption of the Agreement and Plan of Merger, dated as of March 18, 1999 (the "Merger
          Agreement"), between Pinnacle Banc Group, Inc., Old
          Kent Financial Corporation and OKFC Merger Corporation.

            [ ]   FOR        [ ]   AGAINST      [ ]  ABSTAIN




              The Board of Directors recommends a vote "FOR" approval and adoption of the Merger Agreement.




     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION
     OF THE MERGER AGREEMENT.  IF ANY OTHER BUSINESS IS  PRESENTED
     AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.



      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Pinnacle at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly


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executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Pinnacle at or before the Special Meeting; or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from Pinnacle, prior to the execution of this proxy, of Notice of the Special Meeting and a Prospectus and Proxy Statement.


Date:______________________, 1999       ____________________________________
                                        PRINT NAME OF STOCKHOLDER


                                        ____________________________________
                                        SIGNATURE OF STOCKHOLDER


                                        ____________________________________
                                        PRINT NAME OF STOCKHOLDER


                                        ____________________________________
                                        SIGNATURE OF STOCKHOLDER

                                       Please sign exactly as your name appears on this card. When signing at attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


     ________________________________________________________________

               PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL
             THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

     ________________________________________________________________